Exhibit 4.3A

JOINDER AGREEMENT

November 30, 2012

Pursuant to Section 5(s) of the Purchase Agreement, such section being an inducement to the Initial Purchasers to enter into the Purchase Agreement, each of the undersigned hereby executes this joinder agreement (the “Joinder Agreement”), whereby each of the undersigned agrees to accede, as a Guarantor, to the terms, applicable to Guarantors, of the registration rights agreement (the “Registration Rights Agreement”), dated as of November 5, 2012 (the “Closing Date”), among Heckmann Corporation, a Delaware corporation (the “Company”), the Guarantors named therein and the Initial Purchasers. Capitalized terms used in this Joinder Agreement without definition have the respective meanings given to them in the Registration Rights Agreement.

Each of the undersigned undertakes to perform all of the obligations of the Guarantors set forth in the Registration Rights Agreement, as though each of the undersigned had entered into the Registration Rights Agreement on the Closing Date. Each of the undersigned agrees that such obligations include, without limitation, (a) its assumption of all of the obligations of the Guarantors to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement and (b) its assumption, to the same extent as set forth therein and on a joint and several basis, of all of the Guarantors’ indemnification and other obligations contained in Section 8 of the Registration Rights Agreement.

This Joinder Agreement shall be governed and construed in accordance with the laws of the state of New York applicable to agreements made and to be performed in New York State.

This Joinder Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile, e-mail or other electronic means shall be effective as delivery of a manually executed counterpart.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

BADLANDS POWER FUELS, LLC, a Delaware limited liability company

By:	HECKMANN CORPORATION, its Managing Member

By:	/s/ Damian C. Georgino
Name: Damian C. Georgino
Title: Executive Vice President, Corporate Development, and Chief Legal Officer

BADLANDS POWER FUELS, LLC, a North Dakota limited liability company

By:	BADLANDS POWER FUELS, LLC, its Managing Member

By:	/s/ Damian C. Georgino
Name: Damian C. Georgino
Title: Vice President

LANDTECH ENTERPRISES, L.L.C., a North Dakota limited liability company

By:	BADLANDS POWER FUELS, LLC, its Managing Member

By:	/s/ Damian C. Georgino
Name: Damian C. Georgino
Title: Vice President

[Signature page to Joinder Agreement to Registration Rights Agreement]

BADLANDS LEASING, LLC, a North Dakota limited liability company

By:	BADLANDS POWER FUELS, LLC, its Managing Member

By:	/s/ Damian C. Georgino
Name: Damian C. Georgino
Title: Vice President

[Signature page to Joinder Agreement to Registration Rights Agreement]